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                             Exhibit 99

                            Press Release

                                Dated

                            March 10, 1999

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                             PRESS RELEASE



Today's date:  March 10,1999            Contact:  Bill W. Taylor
Release date:  Immediately              Exec. Vice President, C.F.O.
                                        903-586-9861



     JACKSONVILLE BANCORP, INC. ANNOUNCES DECLARATION OF CASH DIVIDEND
                          (NASDAQ SYMBOL - JXVL)


     Jacksonville Bancorp, Inc. announced that its Board of Directors, at their meeting on March 9, 1999, declared a cash dividend of $0.125 per share of common stock of Jacksonville Bancorp, Inc. payable on April 12, 1999, to stockholders of record at close of business on March 31, 1999.

     Jacksonville Bancorp, Inc. is the owner of Jacksonville Savings Bank, SSB, that conducts business through six branches throughout East Texas in addition to its home office operations in Jacksonville, Texas.

     As of December 31, 1998, Jacksonville Bancorp, Inc. had a consolidated financial statement reflecting assets of $260.4 million, liabilities and deferred income of $224.6 million and stockholder's equity of $ 35.8 million.
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